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                                                                     EXHIBIT 1.2

                   CHEVY CHASE AUTO RECEIVABLES TRUST 1997-4
              6.25% Auto Receivables Backed Certificates, Class A
                            UNDERWRITING AGREEMENT

                                                December 11, 1997


Credit Suisse First Boston Corporation
 as Representative of the Underwriters
 identified on Schedule 1
Eleven Madison Avenue
New York, NY 10010

Dear Sirs:

          1. INTRODUCTION. Chevy Chase Bank, F.S.B., a federally chartered stock savings bank ("Chevy Chase"), has authorized the issuance and sale of 6.25% Auto Receivables Backed Certificates, Class A (the "Certificates"), evidencing interests in a trust (the "Trust") consisting, among other things, of
(i) simple interest retail installment sales contracts and installment loans (the "Receivables") secured by new and used automobiles, light duty trucks and vans (the "Vehicles") financed thereby, (ii) amounts due or received thereunder on or after December 1, 1997 (the "Cut-Off Date"), and (iii) security interests in the Vehicles financed thereby. The Certificates will be issued under a Pooling and Servicing Agreement dated as of December 1, 1997 (the "Trust Agreement") between Chevy Chase as seller and as servicer and U.S. Bank National Association, doing business as First Bank National Association, as trustee (the "Trustee").

          The Certificates will evidence fractional undivided interests in 96% of the Trust. A class of subordinated 9.25% Auto Receivables Backed Certificates, Class B (the "Class B Certificates") will evidence fractional undivided interests in 4% of the Trust. The Trustee, on behalf of the holders of the Certificates (the "Certificateholders"), will have the benefit of a financial guaranty insurance policy (the "Certificate Insurance Policy") from MBIA Insurance Corporation (the "Certificate Insurer"). The Trustee will also have access to a Reserve Account to be established for the benefit of the Certificateholders, the holders of the Class B Certificates and the Certificate Insurer. Each Certificateholder and each holder of Class B Certificates will also purchase the right to receive a pro rata share of the applicable portion of the amounts payable under the Yield Maintenance Account established pursuant to the Trust Agreement. The Certificates will be issued in an aggregate principal amount of $220,862,433.55, which, together with the $9,202,601.40 aggregate principal amount of the Class B Certificates, is equal to the original pool balance of the Receivables, exclusive of accrued interest, as of the opening of business on the Cut-Off Date. The forms of the Trust Agreement and the
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Certificate Insurance Policy have been timely filed as exhibits to the
Registration Statement (as such term is hereinafter defined). Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

          Chevy Chase hereby agrees with the several Underwriters named in
Schedule 1 hereto (the "Underwriters") as follows:

          2. REPRESENTATIONS AND WARRANTIES OF CHEVY CHASE. Chevy Chase represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A Registration Statement on Form S-3 (No. 333-21707) relating to the Certificates, including a form of Prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and either (i) has been declared effective under the Securities Act of 1933 (the "Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If Chevy Chase does not propose to amend such Registration Statement or if any post effective amendment to such Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, such Registration Statement or such post-effective amendment, as the case may be, has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if Chevy Chase has advised Credit Suisse First Boston Corporation, as representative of the Underwriters (the "Representative"), that it does not propose to amend such Registration Statement, the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if Chevy Chase has advised the Representative that it proposes to file an amendment or post-effective amendment to such Registration Statement, the date and time as of which such Registration Statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such Registration Statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information, if any, deemed to be a part of such Registration Statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is referred to herein as the "Registration Statement". The term "Base Prospectus" means the prospectus included in the Registration Statement, as such Base Prospectus has been amended or supplemented subsequent to the Effective Time by any Prospectus filed with the Commission pursuant to Rule 424(b)(2), (3), (4) or (5). The term "Prospectus Supplement" means the preliminary prospectus supplement dated December 9, 1997 and the prospectus supplement dated the date hereof, both specifically relating to the Certificates, as both were filed with the Commission pursuant to Rule 424 under the Act (together the "Prospectus Supplement"). The Base Prospectus and the Prospectus Supplement, together with all material incorporated by reference in such Base Prospectus or such Prospectus Supplement, is hereinafter referred to as the "Prospectus."

          (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement conforms, in all material respects with the requirements of the Act and the rules and regulations of the Commission ("Rules and

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Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Prospectus conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations and the Prospectus does not include, and will not include, any untrue statement of a material fact, and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement, on the Effective Date the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and (i) the Registration Statement will not include any untrue statement of a material fact or will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus will not include an untrue statement of a material fact or will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to Chevy Chase by any Underwriters through the Representative specifically for use therein, it being understood the only such information is that described as such in Section 8(b). The conditions to the use by Chevy Chase of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which were required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations on or prior to the Effective Date which have not been so filed on or prior to the Effective Date or that were required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been filed as exhibits to reports filed under the Exchange Act that are incorporated by reference into the Registration Statement.

          (c) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented, there has not been any material adverse change in the general affairs, management, or results of operations of Chevy Chase or of its subsidiaries otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented, nor has there been any adverse change in the general affairs, management, or results of operations of any other affiliate of Chevy Chase which could have a material adverse effect on the general affairs, management or results of operations of Chevy Chase or its subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented.

          (d) Chevy Chase is a federally chartered stock savings bank duly organized and validly existing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Trust

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Agreement and the Indemnification Agreement, and to cause the Certificates to be issued. Chevy Chase has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations, including, without limitation, all regulations, decisions, directives and orders of the Office of Thrift Supervision. Chevy Chase is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

          (e) (i) There are no legal, governmental or regulatory proceedings pending to which Chevy Chase is a party or to which any of its property is subject, which, if determined adversely to Chevy Chase, would individually or in the aggregate have a material adverse effect on the performance by Chevy Chase of this Agreement, the Trust Agreement and the Indemnification Agreement or the consummation of the transactions contemplated hereunder or thereunder and (ii) to the best of its knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others.

          (f) This Agreement has been duly authorized and validly executed and delivered by Chevy Chase and constitutes a valid and binding agreement of Chevy Chase, enforceable against Chevy Chase in accordance with its terms, except to the extent that (i) the enforceability hereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnification and contribution under this Agreement may be limited by state or federal securities laws or the policies underlying such laws.

          (g) The Trust Agreement and the Indemnification Agreement have been duly authorized by Chevy Chase and, when executed and delivered by Chevy Chase and assuming the due authorization, execution and delivery of the Trust Agreement and the Indemnification Agreement by the other parties thereto, will constitute valid and binding obligations of Chevy Chase enforceable against Chevy Chase in accordance with their respective terms, except to the extent that
(i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or obligees' rights generally or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and
(iii) rights to indemnification and contribution may be limited by state or federal securities laws or the policies underlying such laws.

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          (h)  The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein, in the Trust Agreement and the Indemnification Agreement or the fulfillment of the terms of this Agreement, the Trust Agreement or the Indemnification Agreement, do not and will not conflict with or violate any term or provision of the Charter or By-laws of Chevy Chase, any statute, order or regulation applicable to Chevy Chase of any court, regulatory body, administrative agency or governmental body having jurisdiction over Chevy Chase and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Chevy Chase pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Chevy Chase is a party or by which Chevy Chase may be bound or to which any of the property or assets of Chevy Chase may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to Chevy Chase or materially adverse to the transactions contemplated by this Agreement.

          (i) Arthur Andersen LLP is an independent public accountant with respect to Chevy Chase as required by the Act and the Rules and Regulations.

          (j) The direction by Chevy Chase to the Trustee to execute, countersign, issue and deliver the Certificates has been duly authorized by Chevy Chase, and, assuming the Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered by the Trustee in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Trust Agreement.

          (k) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance and sale of the Certificates, or the consummation by Chevy Chase of the other transactions contemplated by this Agreement, the Trust Agreement or the Indemnification Agreement, except the registration under the Act of the Certificates and such consents, approvals, authorizations, registrations or qualifications as may have been obtained or effected or as may be required under securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriters.

          (l) Chevy Chase possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and Chevy Chase has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations, financial condition or income.

          (m) At the time of execution and delivery of the Trust Agreement, Chevy Chase (i) will not have assigned to any person any of its right, title or interest in the

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Receivables or in the Trust Agreement or the Certificates and (ii) will have the power and authority to sell the Receivables to the Trustee and to sell the Certificates to the Underwriters, and upon execution and delivery of the Trust Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of Chevy Chase's right, title and interest in and to the Receivables, and upon delivery to the Underwriters of the Certificates the Underwriters will have good and marketable title to the Certificates.

          (n) As of the Cut-Off Date, the Receivables will meet the eligibility criteria described in the Prospectus.

          (o) The Trust created by the Trust Agreement is not, and immediately following the issuance and sale of the Certificates will not be, required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof.

          (p) Chevy Chase has authorized the conveyance of the Receivables to the Trust, and Chevy Chase has authorized the Trust to issue the Certificates.

          (q) Each of the Certificates, the Trust Agreement and the Certificate Insurance Policy conforms in all material respects to the descriptions thereof contained in the Prospectus.

          (r) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Trust Agreement, the Indemnification Agreement, the Certificate Insurance Policy and the Certificates that are required to be paid by Chevy Chase at or prior to the Closing Date have been paid or will be paid at or prior to the Closing Date.

          (s) Chevy Chase will not apply the proceeds of the sale of the Certificates pursuant to this Agreement to purchase securities (which term does not include the Receivables) within the meaning of Regulation T promulgated by the Federal Reserve Board.

          (t) As of the Closing Date, the representations and warranties of Chevy Chase in the Trust Agreement and the Indemnification Agreement will be true and correct.

          Any certificate signed by an officer of Chevy Chase and delivered to the Underwriters or the Underwriters' counsel in connection with an offering of the Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 2 are made.

          3. PURCHASE, SALE, DELIVERY AND PAYMENTS. The Underwriters' commitment to purchase the Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. Chevy Chase agrees to instruct the Trustee to issue and agrees to sell to the Underwriters, and the

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Underwriters, severally and not jointly, agree, to purchase from Chevy Chase at the purchase price for the Certificates set forth opposite the names of the Underwriters on Schedule 1 hereto, the respective principal amount of Certificates set forth on Schedule 1 hereto. Payment of the purchase price for, and delivery of, any Certificates to be purchased by the Underwriters shall be made at the offices of Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. or at such other place as shall be agreed upon by the Underwriters and Chevy Chase, at 10:00 a.m. Washington, D.C. time on December 18, 1997 (the "Closing Date"), or at such other time or date or time as shall be agreed upon in writing by the Representative and Chevy Chase. On the Closing Date, payment shall be made to Chevy Chase by wire transfer of same day funds payable to the account of Chevy Chase against delivery to the Trustee as custodian for The Depository Trust Company ("DTC") of the Certificates in the form of one or more global certificates in definitive form (the "Global Certificates") and registered in the name of Cede & Co., as nominee for DTC. The Global Certificates will be made available for checking at the offices of Shaw, Pittman, Potts & Trowbridge at least 24 hours prior to the Closing Date.

          4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

          5. COVENANTS OF CHEVY CHASE. Chevy Chase covenants with the Underwriters as follows:

          (a) To prepare a Prospectus setting forth any price related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the Act within the time period prescribed by Rule 430A, and to transmit such Prospectus to the Commission for filing pursuant to Rule 424(b) under the Act within the prescribed time period, and prior to the Closing Date to provide evidence satisfactory to the Underwriters of such timely filing, or to prepare and timely file a post-effective amendment to the Registration Statement providing such information, which post-effective amendment shall have been declared effective in accordance with the requirements of Rule 430A under the Act and to provide evidence satisfactory to the Underwriters of the effectiveness thereof.

          (b) If at any time when the Prospectus as amended or supplemented is required by the Act to be delivered in connection with sales of the Certificates by the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Underwriters' counsel or counsel for Chevy Chase, further to amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the Act or the Rules and Regulations, or if required by such Rules and Regulations, including Rule 430A thereunder, to file a post-effective amendment to such Registration Statement (including

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an amended Prospectus), Chevy Chase will promptly notify the Representative of such event and will prepare and file with the Commission (subject to the Representative's prior review), at its own expense, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two Business Days will furnish to the Underwriters as many copies of the Prospectus, as amended or supplemented, as the Underwriters shall reasonably request. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

          (c) Chevy Chase will give the Underwriters reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the Act, and will furnish the Underwriters with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which the Underwriters or the Underwriters' counsel shall object.

          (d) Chevy Chase will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented, (iii) of the receipt and contents of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of, or threat of, any proceedings for that purpose or (vi) the suspension of qualification of the Certificates for offering or sale in any jurisdiction or the initiation of any proceeding for that purpose. Chevy Chase will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) Chevy Chase will deliver to the Underwriters as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus), each related preliminary prospectus, and so long as delivery of a Prospectus relating to the Certificates is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request. Chevy Chase will also furnish to the Representative copies of any report required by Rule 463 under the Act.

          (f) Chevy Chase will make generally available to holders of the Certificates as soon as practicable, but in any event not later than the Availability Date (as defined below), earning statements of the Trust (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including Rule

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158) and covering a period of at least twelve consecutive months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purposes of the preceding sentence, the "Availability Date" means the 45th day after the end of the Trust's fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (g) Chevy Chase will endeavor, in cooperation with the Underwriters, to qualify the Certificates for sale and the determination of their eligibility for investment under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. Chevy Chase will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

          (h) Chevy Chase will not, directly or indirectly, without the Underwriters' prior consent, publicly offer or sell or contract to sell or attempt to offer, sell or dispose of any securities representing interests in or secured by the Receivables for a period of 30 days following the commencement of the offering of the Certificates to the public; provided, however, that Chevy Chase may contract to sell or attempt to offer, sell or dispose of the Class B Certificates.

          (i) For a period from the date of this Agreement until the retirement of the Certificates, Chevy Chase, as Servicer, will deliver to the Representative and, upon request, to each of the other Underwriters, as soon as practicable, copies of each certificate, report or notice and the annual statements of compliance delivered by Chevy Chase, as Servicer, to the Trustee pursuant to Section 4.10 of the Trust Agreement, the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section
4.11 of the Trust Agreement and such other information concerning the Receivables, Chevy Chase (including in its capacities as the Seller and Servicer) or the Certificates, as the Representative may from time to time reasonably request.

          (j) On or before the Closing Date, Chevy Chase shall furnish or make available to the Underwriters or its counsel such additional documents and information regarding Chevy Chase (including in its capacities as the Seller and Servicer) and its affairs as the Underwriters may from time to time reasonably request, including any and all documentation reasonably requested in connection with their due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement.

          (k) So long as any Certificate is outstanding, Chevy Chase shall furnish to the Representative by first class mail as soon as practicable, (A) all documents distributed, or caused to be distributed, by Chevy Chase to Certificateholders, (B) all documents filed, or caused to be filed, by Chevy Chase with the Commission relating to the Trust pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange

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Act"), (C) any order of the Commission under the Exchange Act or pursuant to a
"no action" letter from the staff of the Commission relating to the Trust and
(D) from time to time, such other information in the possession of Chevy Chase concerning the Trust as the Representative may reasonably request.

          (l) Chevy Chase shall apply the net proceeds from the sale of the Certificates in the manner set forth in the Prospectus Supplement.

          (m) If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of Chevy Chase there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Chevy Chase, Chevy Chase will give prompt written notice thereof to the Underwriters.

          (n) To the extent, if any, that any rating provided with respect to the Certificates set forth in Section 6(k) hereof is conditional upon the furnishing of documents reasonably available to Chevy Chase or the taking of any other reasonable actions by Chevy Chase, Chevy Chase shall furnish such documents or take any such other actions.

          6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Date of the representations and warranties on the part of Chevy Chase herein contained, to the accuracy of the statements of officers of Chevy Chase made pursuant hereto, to the performance by Chevy Chase of all of its obligations hereunder and to the following conditions at the Closing Date:

          (a) The Representative shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the Registration Statement to be filed shortly prior to the Effective Time), from Arthur Andersen LLP, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that (i) they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust and Chevy Chase set forth in the Registration Statement and the Prospectus), agrees with the accounting records of the Trust and Chevy Chase, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the computer programs used to select the Receivables and to generate information with respect to the Receivables set forth in the Registration Statement and the Prospectus.

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          For purposes of this subsection (a), if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in such Registration Statement. Financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection (a).

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 5 (a) of this Agreement.

          (c) The Registration Statement shall have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, any price related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the Act shall have been included in the Prospectus and transmitted to the Commission for filing pursuant to Rule 424 under the Act within the prescribed time period, and Chevy Chase shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment to the Registration Statement providing such information shall have been promptly filed with the Commission and declared effective in accordance with the requirements of Rule 430A under the Act, and prior to the Closing Date, Chevy Chase shall have provided evidence satisfactory to the Underwriters of such effectiveness and there shall not have come to the attention of the Underwriters facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received the favorable opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to Chevy Chase, or other counsel to Chevy Chase, acceptable to the Underwriters and their counsel, addressed to the Underwriters and in form and scope satisfactory to the Underwriters' counsel, to the effect that:

               i) Chevy Chase has been duly chartered and is validly existing as a federally chartered stock savings bank under the laws of the United States of America and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus; Chevy Chase has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement, the Trust Agreement and the Indemnification Agreement and to cause the Certificates to be issued and to consummate the transactions contemplated hereby and thereby.

               ii) Chevy Chase has duly authorized and executed this Agreement, the Trust Agreement and the Indemnification Agreement.

               iii) The execution, delivery and performance of this Agreement, the Trust Agreement and the Indemnification Agreement, the transfer of the Receivables to the Trust, the issuance and sale of the Certificates and the consummation of any other of the transactions contemplated herein or in the Trust Agreement do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of New York or Maryland,
(b) the Charter or By-laws of Chevy Chase, (c) any order, writ, judgment or decree known to such counsel to which Chevy Chase is a party or is subject or
(d) result in any lien, charge or encumbrance upon any of the properties or assets of Chevy Chase.

               iv) There are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal to which Chevy Chase is a named party or to which its assets are subject (A) asserting the invalidity of the Trust Agreement, the Indemnification Agreement, this Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by Chevy Chase of any of the transactions contemplated by the Trust Agreement, the Indemnification Agreement, or this Agreement, (C) that might adversely affect the validity or enforceability of the Trust Agreement, the Indemnification Agreement, this Agreement or the Certificates, or (D) seeking to adversely affect the federal income tax attributes of the Certificates as described in the Prospectus Supplement under the heading "Certain Federal Income Tax Consequences ."

               v) No filing or other action, except the filing of a Uniform Commercial Code financing statement on Form UCC-1 with the Maryland State Department of Assessments and Taxation naming Chevy Chase as "debtor" and the Trustee as "secured party," is necessary to perfect the transfer of the Receivables and proceeds (as defined in Section 9-306 of the Maryland Uniform Commercial Code) thereof against the claims of creditors of, and transferees from, Chevy Chase. Such security interest would be enforceable notwithstanding the insolvency of Chevy Chase or a receivership or conservatorship of Chevy Chase in which the FDIC is appointed a receiver or conservator for Chevy Chase.

               vi)   The Receivables constitute "chattel paper" as defined in
Section 9-105 of the Uniform Commercial Code as in effect in the State of Maryland.

          (e) The Underwriters shall have received the favorable opinions of Dewey Ballantine LLP, special counsel to the Underwriters, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to the Underwriters, to the effect that:

               i) Assuming the due authorization and execution by Chevy Chase of this Agreement, the Trust Agreement and the Indemnification Agreement, each such agreement constitutes the valid, legal and binding obligation of Chevy Chase enforceable against Chevy Chase in accordance with its terms.

               ii) The Certificates have been duly authorized and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement.

               iii) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424 (b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been instituted or is pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereof, as of their respective effective or issue dates, complies as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that the Registration Statement or any amendment thereto, as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement as of the Closing Date, or the Prospectus, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

               iv) The conditions to the use by Chevy Chase of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of Chevy Chase which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been so filed.

               v) The Registration Statement at the time it became effective, and any amendment thereto at the time such amendment became effective, complied as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations.

               vi) The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

               vii) The Trust is not required to be registered under the 1940 Act, and immediately following the issuance and sale of the Certificates in the manner contemplated by the Trust Agreement and this Agreement, the Trust will not be required to be so registered.

               viii) The Certificates, this Agreement, the Trust Agreement and the Certificate Insurance Policy conform in all material respects to the respective descriptions thereof in the Registration Statement and the Prospectus.

               ix) The statements in the Base Prospectus under the headings "RISK FACTORS --Financial Institution Insolvency Risks," "CERTAIN LEGAL ASPECTS OF THE RECEIVABLES," and in the Prospectus Supplement under the headings "SUMMARY OF TERMS -- Certain Legal Aspects of the Receivables," "SUMMARY OF TERMS -- Certain Federal Tax Considerations," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES,"and "ERISA CONSIDERATIONS," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

          In addition, such counsel shall state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the Closing Date, addressed to the Underwriters and in form and scope satisfactory to the Underwriters' counsel, to the effect that:

               i) The Trustee has duly authorized, executed and delivered the Trust Agreement.

               ii) The Trustee has been duly organized and is validly existing as a national banking corporation in good standing under the laws of the United States of America and has full power and authority to execute and deliver the Trust Agreement and to perform its obligations thereunder and such Agreement constitutes the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

               iii) The Certificates have been duly executed and countersigned by the Trustee.

               iv) The execution and delivery by the Trustee of the Trust Agreement and the performance by the Trustee of its duties thereunder do not conflict with or result in a violation of (a) any law or regulation of the United States of America or the State of Minnesota, (b) the charter or by-laws of the Trustee, (c) any order, writ, judgment or decree or (d) any agreement, instrument, order, writ, judgment or decree known to such counsel to which the Trustee is a party or is subject.

               v) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Trust Agreement.

          (g) The Underwriters shall have received the favorable opinion or opinions, dated the Closing Date, of the Underwriters' counsel, Dewey Ballantine LLP, with respect to the issuance and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may require.

          (h) The Underwriters shall have received an opinion, dated the Closing Date, of Shaw, Pittman, Potts & Trowbridge, counsel to Chevy Chase, addressed to, and satisfactory to, Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch"), the Underwriters and the Underwriters' counsel, relating to the sale of the Receivables to the Trustee.

          (i) Chevy Chase shall have furnished to the Underwriters a certificate signed on behalf of Chevy Chase by any two of the chairman of the board, the president, any vice chairman of the board, any executive vice president, any senior vice president, any vice president, the treasurer, or the controller of the Seller or the Servicer, as appropriate, dated the Closing Date, as to (i) the accuracy of the representations and warranties of Chevy Chase herein and in the Trust Agreement at and as of the Closing Date, (ii) the performance by Chevy Chase of all of its obligations hereunder to be performed at or prior to the Closing Date and (iii) such other matters as the Underwriters may reasonably request.

          (j) The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Trust Agreement by the Trustee and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as the Underwriters shall reasonably request.

          (k) The Certificates shall have been rated "AAA" by S&P, "Aaa" by Moody's and "AAA" by Fitch, and such ratings shall not have been rescinded.

          (l) The Underwriters shall have received from Arthur Andersen LLP, or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the date of the Closing Date, delivered at such time in form satisfactory to the Underwriters.

          (m) Prior to the Closing Date the Underwriters' counsel, Dewey Ballantine LLP, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Chevy Chase in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriters and Dewey Ballantine LLP.

          (n) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Chevy Chase or the Certificate Insurer otherwise than as set forth in the Prospectus, the effect of which is in the Underwriters' judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus or which, in the judgment of the Underwriters, materially impairs the investment quality of the Certificates or the ability of the Servicer to service the Receivables.

          (o) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of Chevy Chase or its automobile loan business or the Certificate Insurer which, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Certificates; (ii) any banking moratorium declared by Federal, New York, Minnesota or Maryland authorities; or (iii) any downgrading in the rating of any securities of Chevy Chase or the Certificate Insurer by any nationally recognized statistical rating organization (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any securities of Chevy Chase or the Certificate Insurer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity, emergency or change in financial markets if, in the Representative's judgment, the effect of any such outbreak, escalation, declaration, calamity, emergency or change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

          (p) The Underwriters shall have received evidence satisfactory to the Underwriters and its counsel that (i) on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Maryland State Department of Assessments and Taxation, reflecting the interest of the Trust in the Receivables and the proceeds thereof and (ii) the Trust will have a first priority perfected security interest in the amounts on deposit from time to time in the Reserve Account and the Yield Maintenance Account.

          (q) Chevy Chase will provide or cause to be provided to the Representative such conformed copies of such opinions, certificates, letters and documents being provided pursuant hereto and such further information, certificates and documents as the Representative may reasonably request. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

          (r) The Certificate Insurance Policy shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

          (s) The Underwriters shall have received the favorable opinion, dated the Closing Date, of counsel for the Certificate Insurer, in form and scope satisfactory to their counsel, to the effect that:

               i) The Certificate Insurer is duly organized as a New York stock insurance corporation and is validly existing under the laws of New York, and has the full power and authority (corporate and other) to issue, and to take all action required of it under, the Certificate Insurance Policy.

               ii) The execution, delivery and performance by the Certificate Insurer of the Certificate Insurance Policy has been duly authorized by all necessary corporate action on the part of the Certificate Insurer.

               iii) The execution, delivery and performance by the Certificate Insurer of the Certificate Insurance Policy does not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any state or other governmental agency or authority which has not previously been effected.

               iv) The Certificate Insurance Policy has been duly authorized, executed and delivered by the Certificate Insurer and constitutes a legal, valid and binding obligation of the Certificate Insurer, enforceable against the Certificate Insurer in accordance with its terms (subject, as to enforcement, to bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equity principles).

               v) The Certificate Insurance Policy is not required to be registered under the Securities Act.

               vi) The information set forth under the caption "The Certificate Insurance Policy" in the Prospectus, insofar as such statements constitute a description of the Certificate Insurance Policy, accurately summarizes the Certificate Insurance Policy.

          In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Certificate Insurer and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Certificate Insurer.

          The Certificate Insurer shall have furnished to you and Chevy Chase a certificate of the Certificate Insurer, signed by one or more duly authorized officers of the

Certificate Insurer, dated the Closing Date, certifying (i) the information relating to the Certificate Insurer in the Prospectus is true and correct in all material respects as of the dates specified therein, (ii) there has been no change in the financial condition of the Certificate Insurer since September 30, 1997 which could have a material adverse effect on the Certificate Insurer's ability to meet its obligations under the Certificate Insurance Policy and (iii) such other matters as the Underwriters may reasonably request.

          (t) The Certificate Insurance Policy shall have been issued by the Certificate Insurer.

          If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to Chevy Chase at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7.

          7. PAYMENT OF EXPENSES. Chevy Chase agrees to pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel), including, without limitation, those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the duplication and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of this Agreement, (iii) the preparation, issuance and delivery of the Certificates and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates, (iv) 50% of the fees and disbursements of Shaw, Pittman, Potts & Trowbridge, counsel for Chevy Chase, 50% of the fees and disbursements of Dewey Ballantine LLP, counsel for the Underwriters and special counsel for Chevy Chase and the fees and disbursements of Arthur Andersen LLP, accountants of Chevy Chase, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 5(g), including filing fees and disbursements and 50% of the fees of Dewey Ballantine LLP in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vii) the filing fee of the National Association of Securities Dealers, Inc., (viii) the duplication and delivery to the Underwriters in such quantities as the Underwriters may reasonably request, of copies of the Trust Agreement,
(ix) the fees charged by nationally recognized statistical rating agencies for rating the Certificates, (x) the fees and expenses of the Trustee and its counsel, and (xi) the fees and expenses of the Certificate Insurer and its counsel. The Underwriters agree to pay (i) 50% of the fees and disbursements of Dewey Ballantine LLP and Shaw, Pittman, Potts & Trowbridge and (ii) other expenses of Chevy Chase relating to the transactions contemplated hereby in an amount equal to $55,216.

          8. INDEMNIFICATION. Chevy Chase agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act, as follows:

          (a) Chevy Chase will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which such Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, any related preliminary prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) and will reimburse the Underwriters for any legal or other expenses reasonably incurred by such Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Chevy Chase will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Chevy Chase by any Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriters consists of the information described as such in subsection (b) below.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless Chevy Chase against any losses, claims, damages or liabilities to which Chevy Chase may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any related Preliminary Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Chevy Chase by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Chevy Chase in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriters consists of the following information in the Prospectus furnished on behalf of the
Underwriters: the last paragraph at the bottom of the cover page of the Prospectus Supplement concerning the terms of the offering by the Underwriters, the legend concerning overallotments and stabilizing on the inside front cover page of the

Prospectus Supplement and the information contained in the third, fouth and sixth paragraphs under the caption "Underwriting" in the Prospectus Supplement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          9. CONTRIBUTION. f the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 8 above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in such subsection (a) or (b) (i) in such proportion as is appropriate to reflect the relative benefits received by Chevy Chase on the one hand and each of the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Chevy Chase on the one hand and each of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Chevy Chase on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Chevy Chase bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Chevy Chase or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section

9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint.

          The obligations of Chevy Chase under Section 8 and this Section 9 shall be in addition to any liability which Chevy Chase may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under Section 8 and this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of Chevy Chase, to each officer of Chevy Chase who has signed the Registration Statement and to each person, if any, who controls Chevy Chase within the meaning of the Act.

          Each Underwriter, with respect to the Certificates, agrees that it will not prepare or distribute to any proposed purchaser of any Certificates any Derived Information (as such term is hereinafter defined), unless it shall have provided to the Servicer a copy of such Derived Information and a sufficient time prior to its proposed distribution to permit the Servicer to review and comment upon such Derived Information, and such Underwriters shall have obtained the prior written consent of the Servicer thereto following its review. In addition, such Underwriters agree to provide the Servicer, no later than the date on which the Prospectus is required to be filed pursuant to Rule 424, with a definitive copy of its Derived Information with respect to such Certificates provided by the Underwriters for filing with the Commission on Form 8-K.

          Each Underwriter agrees, severally and not jointly, assuming all Companies-Provided Information (as such term is hereinafter defined) provided by Chevy Chase is accurate and complete in all material respects, to indemnify and hold harmless Chevy Chase, each of Chevy Chase's officers and directors and each person who controls Chevy Chase within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriters, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have.

          For purposes of this Section 9, the term "Derived Information" means such portion, if any, of the information delivered to Chevy Chase for filing with the Commission on Form 8-K as:

               i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

               ii)  does not constitute Companies-Provided Information; and

               iii) is not information provided by the Certificate Insurer.

"Companies-Provided Information" means any computer tape furnished to the Underwriters by Chevy Chase concerning the Receivables assigned to the Trust.

          Notwithstanding the provisions of Sections 8 and 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this
Section 9, each person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act shall have the same rights to contribution as each of the Underwriters, and each director of Chevy Chase, each officer of Chevy Chase who signed the Registration Statement, and each person, if any, who controls Chevy Chase within the meaning of the Act or the Exchange Act shall have the same rights to contribution as Chevy Chase.

          10. DEFAULT OF UNDERWRITERS. If any Underwriter defaults in its obligations to purchase Certificates hereunder on the Closing Date and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters have agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to Chevy Chase for the purchase of such Certificates by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Certificates that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of Certificates that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and Chevy Chase for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or Chevy Chase, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          11. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of Chevy Chase or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, Chevy Chase or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If this Agreement is terminated or if for any reason the purchase of the Certificates by the Underwriters is not consummated, Chevy Chase and the Underwriters shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7 and the respective obligations of Chevy Chase and the Underwriters pursuant to
Section 8 and 9 shall remain in effect, and if any Certificates have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 and 6 shall also remain in effect. If the purchase of the Certificates by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (ii), (iv) or (v) of Section 6(o), Chevy Chase will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of Dewey Ballantine LLP, Underwriters' counsel) reasonably incurred by them in connection with the offering of the Certificates.

          12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to the address set forth on the first page hereof, or sent by facsimile machine which produces an electronic confirmation of receipt to (212) 325-8259 attention: Nita Sue Cherry. Notices to Chevy Chase shall be directed to Chevy Chase Bank, F.S.B., 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, or sent by facsimile machine which produces an electronic confirmation of receipt to (301) 986-7401, attention: Stephen R. Halpin, Jr.

          13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and Chevy Chase, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and such controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

          14. REPRESENTATIONS OF UNDERWRITERS. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

          15. GOVERNING LAW AND TIME; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. CHEVY CHASE HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and Chevy Chase in accordance with its terms.

                                        Very truly yours,

                                        CHEVY CHASE BANK, F.S.B.


                                        By: /s/ Mark A. Holles
                                            ------------------------
                                               Mark A. Holles
                                               Vice President


CONFIRMED AND ACCEPTED, as of
the date first above written:

Credit Suisse First Boston Corporation


By: /s/ Nita Cherry
    ------------------------------
     Name: Nita Cherry
     Title: Director

                                  Schedule 1

-----------------------------------------------------------------------------------------------------------------------------------
Underwriters                                     Purchase Price                 Principal                   Proceeds to Chevy Chase
                                                   Percentage                    Amount                      (includes accrued
                                                                                                                 interest)
-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston Corporation           99.718750%                   $73,622,433.55               $73,453,715.47
-----------------------------------------------------------------------------------------------------------------------------------
Salomon Brothers Inc.                            99.718750%                   $73,620,000.00               $73,451,287.50
-----------------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Securities Inc.                      99.718750%                   $73,620,000.00               $73,451,287.50
-----------------------------------------------------------------------------------------------------------------------------------